EXHIBIT 5

                                TASTY FRIES, INC
                               650 Sentry Parkway
                                    Suite One
                               Blue Bell, PA 19422
                                 (610) 941-2109
                               FAX (610) 941-2108

LOUIS M. KELLY

                                                                   June 11, 2001

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


          Re:  Tasty Fries, Inc. Registration Statement on Form S-8
               ----------------------------------------------------

Gentlemen:

     I am in-house counsel to Tasty Fries, Inc., a Nevada Corporation (hereinafter referred to as the "Company"), in connection with the registration of 500,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"), as set forth in the above mentioned Registration Statement. In my capacity as such counsel to the Company, I have examined the original or copies of such records of the Company and such other documents we deem appropriate as the basis for the opinions herein expressed. In such examination I have assumed the genuiness of all of the signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact materials to such opinions, I have relied upon the statements or certificates of officials and representatives of the Company and others.

     Based on the foregoing, it is my opinion that:

     1. The Company is a corporation incorporated under the general corporation laws of the State of Nevada and its status is active.

     2. When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), (ii) the 500,000 shares of common stock have been issued and sold as contemplated in the Registration Statement and (iii) certificates representing the 500,000 shares of Common Stock have been duly executed, delivered and paid for, such shares of Common Stock will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Sincerely,


Louis M. Kelly, Esq.
Tasty Fries, Inc.